UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 20, 2010

SBM Certificate Company

(Exact name of registrant as specified in its charter)

Maryland	811-6268	52-2250397
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8100 Oak Street, Second Floor Vienna, VA	22182
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  703-289-1003

7315 WISCONSIN AVE, SUITE 1250 WEST BETHESDA, MD	20816

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

SBM Certificate Company (“SBMCC”) hereby provides supplemental information to “Item 3. Legal Proceedings” of its Annual Report on Form 10-K for the year ending December 31, 2006, incorporated herein by reference and filed with the Securities and Exchange Commission (“SEC”) on May 5, 2008.  Since that date, the following events have transpired.

1.	On November 12, 2010, SBMCC issued to the SEC Division of Enforcement an offer of settlement, an agreed form of Consent, and an agreed form of Final Judgment as part of a negotiated proposal to settle SEC v. SBM Investment Certificates, Inc., et al., Civil Action No. 06-866-DKC (D. Md.)(the “Enforcement Action”). The details of the proposal remain confidential under Court rules. The SEC Commissioners may choose not to approve the proposed settlement. SBMCC makes no representation or warranty, express or implied, that the SEC Commissioners will approve the proposed settlement, in whole or in part.

2.	On November 12, 2010, The Honorable Deborah K. Chasanow, Chief Judge of the United States District Court for the District of Maryland, who presides over the Enforcement Action, ordered that the trial date in the Enforcement Action be rescheduled to March 1, 2011, in the event that the proposed settlement is not concluded by then. According to her Order, the parties’ joint pretrial order is due by January 31, 2011, and the pretrial conference will be held in chambers on Thursday, February 10, 2011, at 4:30 p.m. SBMCC makes no representation or warranty, express or implied, as to the merits of any claim, defense, or the potential for relief for any party, if any, in the Enforcement Action.

3.	On March 17, 2009, SBMCC, its parent entity, Geneva Capital Partners, LLC, and Eric M. Westbury and his wife, Victoria Westbury commenced a civil action against the District of Columbia and others in the Superior Court of the District of Columbia (the “DC Civil Action”), alleging breach of contract and violations of Plaintiffs’ civil rights arising out of, among other items, the commencement and maintenance of the Enforcement Action. The DC Civil Action is subject to a Protective Order (except the pleadings and existing orders). SBMCC makes no representation or warranty, express or implied, regarding the merits of any claim, defense, or the potential for recovery, if any, in the DC Civil Action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBM Certificate Company
(Registrant)

Date:	December 20, 2010	By:	/s/ Eric M. Westbury
Eric M. Westbury
Chief Executive Officer